Exhibit 107

Calculation of Filing Fee Table

424(b)(2)

(Form Type)

American Honda Finance Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	2.850% Notes due June 27, 2028	457(r) (1)	€800,000,000 (2)		€799,480,000 (4)	0.0001531	€122,400.39 (6)

Fees to Be Paid	Debt	3.500% Notes due June 27, 2031	457(r) (1)	€500,000,000 (3)		€500,000,000 (5)	0.0001531	€76,550.00 (7)

Fees Previously Paid	N/A

Carry Forward Securities

Carry Forward Securities	N/A

	Total Offering Amounts					€1,299,480,000 (8)		€198,950.39 (9)

Total Fees Previously Paid

Total Fee Offsets

	Net Fee Due							€198,950.39 (9)

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant initially deferred payment of all of the registration fee for a Registration Statement on Form S-3ASR (Registration Statement No. 333-266775), filed with the Securities and Exchange Commission on August 11, 2022.

(2)	$918,400,000.00 based on the euro/U.S.$ rate of exchange was €1.00/U.S.$1.1480 as of June 17, 2025, as reported by Bloomberg.
(3)	$574,000,000.00 based on the euro/U.S.$ rate of exchange was €1.00/U.S.$1.1480 as of June 17, 2025, as reported by Bloomberg.
(4)	$917,803,040.00 based on the euro/U.S.$ rate of exchange was €1.00/U.S.$1.1480 as of June 17, 2025, as reported by Bloomberg.
(5)	$574,000,000.00 based on the euro/U.S.$ rate of exchange was €1.00/U.S.$1.1480 as of June 17, 2025, as reported by Bloomberg.
(6)	$140,515.65 based on the euro/U.S.$ rate of exchange was €1.00/U.S.$1.1480 as of June 17, 2025, as reported by Bloomberg.
(7)	$87,879.40 based on the euro/U.S.$ rate of exchange was €1.00/U.S.$1.1480 as of June 17, 2025, as reported by Bloomberg.
(8)	$1,491,803,040.00 based on the euro/U.S.$ rate of exchange was €1.00/U.S.$1.1480 as of June 17, 2025, as reported by Bloomberg.
(9)	$228,395.05 based on the euro/U.S.$ rate of exchange was €1.00/U.S.$1.1480 as of June 17, 2025, as reported by Bloomberg.